SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 27, 2008

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

        As previously reported in its Current Report on Form 8-K filed November 15, 2007, in November of 2007 Derma Sciences, Inc. (the “Registrant”) and NutraMax Products, Inc. (“NutraMax”) closed on an Asset Purchase Agreement dated November 8, 2007 pursuant to which a wholly owned subsidiary of Registrant purchased substantially all of the assets of the first aid division of NutraMax. At the closing, a total of $2.75 million (the “Escrow Fund”) of the Purchase Price was deposited into an interest bearing escrow with Mellon Trust of New England, N.A. as Escrow Agent pursuant to an Escrow Agreement.

        On June 27, 2008, pursuant to joint written instructions received in accordance with the terms of the Escrow Agreement, the Escrow Agent distributed the entire Escrow Fund plus accrued interest. A total of $ 1,265,438.64 was received by the Registrant.

______________________________

        Statements that are not historical facts, including statements about the Registrant’s confidence, strategies, expectations, technologies or opportunities, are forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “seek” and “contemplate” typically identify forward looking statements. Forward looking statements involve risks and uncertainties including, but not limited to, product demand and market acceptance risks, impact of competitive products and prices, product development, commercialization or technological delays or difficulties, and trade, legal, social, financial and economic risks.

DERMA SCIENCES, INC.
	By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer
Date: June 30, 2008

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